GUARANTY AGREEMENT

                  Dated as of December 15, 1993

           Re:  $30,000,000 8.10% Senior Secured Notes
                      Due December 15, 2000

                               of

                     CARE ENTERPRISES, INC.


                       GUARANTY AGREEMENT

To the Holders from time to time
of the Notes described below.

Ladies and Gentlemen:

Pursuant to the terms of the Note Agreement, dated as of December 15, 1993 (the "Note Agreement"), between Care Enterprises, Inc., a Delaware Corporation (the "Company"), the Purchasers named in Schedule I thereto (the "Purchasers"), on the date hereof such Purchasers are severally purchasing $30,000,000 aggregate principal amount of Senior Secured Notes, due
December 15, 2000 (the "Notes"), of Care Enterprises, Inc., a Delaware corporation (the "Company"), which Notes are issued under and pursuant to the Indenture of Trust, dated as of December 15, 1993 (the "Indenture"), between State Street Bank and Trust Company of Connecticut, National Association, as trustee (the "Indenture Trustee"), and the Company. Pursuant to the provisions of Section 1.5 of the Note Agreement, payment of all amounts in respect of the Notes is to be jointly and severally guaranteed by an unconditional guaranty of the Guarantors (as defined in the Note Agreement), which are signatories to this Guaranty Agreement. The Purchasers and each and every other holder from time to time of the Notes are sometimes hereinafter collectively referred to as the "Holders" and, individually, a "Holder". The signatories of this Guaranty Agreement are hereinafter collectively referred to as the "Guarantors" and individually as a "Guarantor". Capitalized terms used herein and not otherwise defined shall have the meanings assigned thereto in the Note Agreement.

Certain of the benefits to the Guarantors from the delivery of this Guaranty Agreement and the consideration thereof are as set forth in the letter of the Guarantors to the Purchasers attached as Exhibit A hereto.

In compliance with the requirements of the Note Agreement and as an inducement to and in consideration of the several purchases by the Purchasers on the date hereof of the Notes, the net proceeds of which Notes will be used for the purposes specified on
Schedule I and to facilitate the obtaining by the Guarantors of additional capital in the future whether by direct borrowing or from the proceeds of future borrowings by the Company and in consideration of the provision by the Company of substantial financial, accounting and other administrative services to each of the Guarantors, each Guarantor does hereby covenant and agree with the Purchasers and with each and every subsequent holder of any of the Notes as follows:

Section 1. Representations and Warranties of each of the Guarantors.

     Each Guarantor hereby represents and warrants to the Purchasers as follows:

     (a) Corporate Organization and Authority. Such Guarantor is a corporation duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation;
     (b) Transaction Is Legal and Authorized. The issuance of this Guaranty Agreement and compliance with all of the provisions of this Guaranty Agreement ----
     (1)  are within the corporate powers of such Guarantor;
     (2) will not violate any provisions of any law or any order of any court or governmental authority or agency and will not conflict with or result in any breach of any of the terms, conditions or provisions of, or constitute a default under the Certificate of Incorporation or Articles of Incorporation, as the case may be, or By-laws of such Guarantor or any indenture or other agreement or instrument to which such Guarantor is a party or by which it may be bound or result in the imposition of any Liens or encumbrances on any property of such Guarantor;
     (3) have been duly authorized by proper corporate action on the part of such Guarantor (no action by the stockholders of such Guarantor being required by law and not already obtained, by the Certificate of Incorporation or Articles of Incorporation, as the case may be, or By-laws of such Guarantor or otherwise), executed and delivered by such Guarantor, and this Guaranty Agreement constitutes the legal, valid and binding obligation, contract and agreement of such Guarantor enforceable in accordance with its terms, subject to bankruptcy, insolvency or similar laws affecting creditors' rights generally and general principles of equity (regardless of whether the application of such principles is considered in a proceeding in equity or at law.
     (c) Governmental Consent. No approval, consent or withholding of objection on the part of any regulatory body, Federal, state or local, is necessary in connection with the execution and delivery by each Guarantor of this Guaranty Agreement or compliance by such Guarantor with any of the provisions of this Guaranty Agreement.
     (d) Benefit to Guarantor. Such Guarantor's guaranty pursuant to this Guaranty reasonably may be expected to benefit, directly or indirectly, such Guarantor.
     (e) Solvency. After giving effect to this Guaranty Agreement, (i) such Guarantor is solvent, has capital not unreasonably small in relation to its respective business or any contemplated or undertaken transaction and has assets having a value both at fair valuation and at present fair saleable value greater than the amount required to pay such Guarantor's debts as they become due and greater than the amount that will be required to pay such Guarantor's probable liability on its respective existing debts as they become absolute and matured; (ii) such Guarantor does not intend to incur or believe or should have believed that it will incur, debts beyond its respective ability to pay such debts as they become due; (iii) such Guarantor will not be rendered insolvent by the execution, delivery and performance of its respective obligations under this Guaranty Agreement; and (iv) such Guarantor does not intend to hinder, delay or defraud its creditors by or through the execution, delivery or performance of its respective obligations under this Guaranty Agreement.

Section 2.     Guaranty.

Section 2.1. Each Guarantor hereby guarantees irrevocably, absolutely, unconditionally, jointly and severally (i) the full and prompt payment of the principal of, premium, if any, and interest on the Notes from time to time outstanding, as and when such payments become due and payable (including interest on overdue payments of principal, premium or interest at the rate set forth in the Notes), (ii) the full and prompt payment of all reasonable attorneys' fees, costs and expenses of collection in reasonable amounts incurred by the Indenture Trustee in connection with the enforcement of this Guaranty Agreement,
(iii) the full and prompt performance by the Company of all obligations thereof under the provisions of the Note Agreement, the Indenture and the Mortgages (as such term is defined in the Note Agreement), and (iv) if the Guarantors shall fail to make any payment required to be made to any Holder under this
Section 2.1 on the date such payment is due hereunder, full and prompt payment of interest on the amount of such payment, at the rate of interest then in effect with respect to overdue payments of principal or interest on the Notes concerned, from the date such payment was required to be made until the same is actually paid by the Guarantors to such Holder or the Indenture Trustee.

Section 2.2. This is a guaranty of payment and performance and each Guarantor hereby waives any right to require that any action on or in respect of any Note be brought against the Company or any other Guarantor or that resort be had to any direct or indirect security for the Notes or for this guaranty or any other remedy. Any Holder may, at its option, direct the Indenture Trustee to proceed hereunder against any Guarantor in the first instance to collect monies when due, the payment of which is guaranteed hereby, without first proceeding against the Company or any other person and without first resorting to the Mortgages or any other direct or indirect security for the Notes, or for this guaranty or any other remedy. The liability of each Guarantor hereunder shall in no way be affected or impaired by any acceptance by any Holder or the Indenture Trustee on behalf of any Holder of any direct or indirect security for, or other guaranties of, any indebtedness, liability or obligation of the Company, any other Guarantor or any other person to any Holder or by any failure, delay, neglect or omission by any Holder or the Indenture Trustee to realize upon or protect any such indebtedness, liability or obligation or any notes or other instruments evidencing the same or any direct or indirect security therefor or by any approval, consent, waiver, or other action taken, or omitted to be taken, by any Holder or the Indenture Trustee.
Section 2.3. Each Guarantor hereby consents and agrees that any Holder from time to time, with or without any further notice to or assent from such Guarantor may, without in any manner affecting the liability of such Guarantor, and upon such terms and conditions as such Holder may deem advisable: (1) extend in whole or in part (by renewal or otherwise), modify, change, compromise, release or extend the duration of the time for the performance or payment of, any indebtedness, liability or obligation of the Company or of any other person secondarily or otherwise liable for any indebtedness, liability or obligations of the Company on the Notes, or waive any default with respect thereto, or waive, modify, amend or change any provision of any other instruments, and, subject to the provisions of Section 4.1 hereof, this Guaranty Agreement; (2) sell, release, surrender, modify, impair, exchange or substitute any and all property, of any nature and from whomsoever received, held by, or on behalf of, any Holder as direct or indirect security for the payment or performance of any indebtedness, liability or obligation of the Company or of any other person secondarily or otherwise liable for any indebtedness, liability or obligation of the Company on the Notes; and (3) settle, adjust or compromise any claim of the Company against any other person secondarily or otherwise liable for any indebtedness, liability or obligation of the Company on the Notes. Each Guarantor hereby ratifies and confirms any such extension, renewal, change, sale, release, waiver, surrender, exchange, modification, amendment, impairment, substitution, settlement, adjustment or compromise and agrees that the same shall be binding upon it, and hereby waives any and all defenses, counterclaims or offsets which it might or could have by reason thereof, it being understood that each Guarantor shall at all times be bound by this Guaranty Agreement and remain liable hereunder.
     Section 2.4. Each Guarantor hereby waives: (1) notice of acceptance of this Guaranty Agreement by the Holders or of the creation, renewal or accrual of any liability of the Company, present or future, or of the reliance of the Holders upon this Guaranty Agreement (it being understood that every indebtedness, liability and obligation described in Section 2.1 hereof shall conclusively be presumed to have been created, contracted or incurred in reliance upon the execution of this Guaranty Agreement); (2) demand of payment by the Holders from the Company or any other person indebted in any manner on or for any of the indebtedness, liabilities or obligations hereby guaranteed; and
(3) presentment for payment by the Holders or any other person of the Notes of the Company or any other instrument, protest thereof and notice of its dishonor to any party thereto and to any Guarantor.
Section 2.5.; Upon an Event of Default, the Holders may elect, at their option and in their sole discretion, to direct the Indenture Trustee to non-judicially or judicially foreclose against any Mortgaged Property (as such term is defined in the Mortgages) or exercise any other remedy against the Company.
Each Guarantor acknowledges that if the Holders elect to foreclosure non-judicially upon any Mortgaged Property, in accordance with the provisions of the Indenture, it would, but for the waiver contained herein, have a defense to liability under this Guaranty Agreement because such action would destroy its subrogation rights against the Company. Each Guarantor hereby knowingly, expressly and specifically waives such defense and agrees that neither the non-judicial nor judicial foreclosure by the Indenture Trustee on behalf of the Holders will release or limit its liability to the Holders, including its obligation to pay any deficiency after a nonjudicial foreclosure, even if the effect of that action is to deprive it of the right to collect reimbursement from the Company for any sums paid to the Holders or the Indenture Trustee on their behalf. To the extent permitted by law, without limiting the generality of the foregoing, each Guarantor hereby expressly waives any and all benefits under California Code of Civil Procedure Sections 580a, 580d and 726.
Section 2.6. Except as otherwise required by law, each payment by the Guarantors under this Guaranty Agreement shall be made without setoff or counterclaim.
Section 2.7. Each Guarantor hereby waives, and agrees that it shall not exercise, any rights of subrogation to which it may at any time be entitled by virtue of the performance by such Guarantor of any of the obligations of such Guarantor under this Guaranty Agreement until such time as all amounts payable under the Notes, the Note Agreement and the Indenture shall have been duly paid in full.

      Section 3.    Character of Obligations of Guarantors;.
     Section 3.1. The liability of each Guarantor under this Guaranty Agreement shall be an absolute, direct, immediate and unconditional guaranty of payment and not of collectibility and said liability shall not terminate until all amounts payable with respect to the Notes, the Note Agreement and the Indenture shall have been paid in full (and said liability shall immediately be reinstated in the event that any such amounts shall, for any reason whatsoever, be required to be returned to the Company or to any Guarantor by the recipient thereof).
     Section 3.2. The obligations of each Guarantor under this Guaranty Agreement and the rights of the Holders to enforce such obligations by any proceedings, whether by action at law, suit in equity or otherwise, shall not be subject to any reduction, limitation, impairment or termination, whether by reason of any claim of any character whatsoever or otherwise, including, without limitation, claims of waiver, release, surrender, alteration or compromise, and shall not be subject to any defense (other than final, indefeasible payment of all obligations guaranteed hereunder), set-off, counterclaim (other than any compulsory counterclaim), recoupment or termination whatsoever.
     Section 3.3. Without limiting the generality of the foregoing, no obligations of any Guarantor shall be discharged or impaired or otherwise affected by:
     (a) any default, failure or delay, willful or otherwise, in the performance by the Company of any obligations of any kind or character whatsoever of the Company (including, without limitation, the obligations and undertakings of the Company under the Note Agreement, the Indenture and the Mortgages);
     (b) any creditors' rights, bankruptcy, receivership or other insolvency proceeding of the Company or any other person or in respect of the property of the Company or any other person or any merger, amalgamation, consolidation, reorganization, dissolution, liquidation or winding up of the Company or any other person;
     (c) impossibility or illegality of performance on the part of the Company of its obligations under the Notes, the Note Agreement, the Indenture, the Mortgages or any other instruments;
     (d) the invalidity or unenforceability of the Notes, the Note Agreement, the Indenture, the Mortgages or any other instruments;
     (e) the amendment of, supplement to or waiver of any provision of, the Notes, the Note Agreement, the Indenture, the Mortgages or any other instruments;
     (f) in respect of the Company or any other person, any change of circumstances, whether or not foreseen or foreseeable, whether or not imputable to the Company or any other person, or other impossibility of performance through fire, explosion, accident, labor disturbance, floods, droughts, embargoes, wars (whether or not declared), civil commotions, acts of God or the public enemy, delays or failure of suppliers or carriers, inability to obtain materials, action of any federal or state regulatory body or agency, change of law or any other causes affecting performance, or any other force majeure, whether or not beyond the control of the Company or any other person and whether or not of the kind hereinbefore specified;
     (g) any attachment, claim, demand, charge, lien, order, process, encumbrance or any other happening or event or reason, similar or dissimilar to the foregoing, or any withholding or diminution at the source, by reason of any taxes, assessments, expenses, indebtedness, obligations or liabilities of any character, foreseen or unforeseen, and whether or not valid, incurred by or against any person, or any claims, demands, charges or liens of any nature, foreseen or unforeseen, incurred by any person, or against any sums payable under this Guaranty Agreement, so that such sums would be rendered inadequate or would be unavailable to make the payments herein provided;
     (h) any order, judgment, decree, ruling or regulation (whether or not valid) of any court of any nation or of any political subdivision thereof or any body, agency, department, official or administrative or regulatory agency of any thereof or any other action, happening, event or reason whatsoever which shall delay, interfere with, hinder or prevent, or in any way adversely affect, the performance by any party of its respective obligations under any instruments; or
     (i) any defense or benefits that may be derived from or afforded by law which limit the liability of or exonerate guarantors or sureties, or which may conflict with the terms of this Guaranty Agreement, including without limitation the provisions of California Civil Code Sections 2809, 2810, 2819, 2839, 2845, 2846, 2849, 2850, 2899 and 3433; or
     (j) any other circumstance which might otherwise constitute a defense available to, or a discharge of, any Guarantor in respect of the obligations of such Guarantor under this Guaranty Agreement.
     Section 3.4. The liability of each Guarantor under this Guaranty Agreement shall be reflected in the financial statements (or the notes thereto) of each Guarantor and in the consolidated financial statements (or the notes thereto) of the Company and the Subsidiaries.

     Section 4. Limitation on Amount Guarantied; Contribution by Guarantors.
     Section 4.1. Anything contained in this Guaranty Agreement to the contrary notwithstanding, the obligations of each Guarantor hereunder shall be limited to a maximum aggregate amount equal to the largest amount that would not render its obligations hereunder subject to avoidance as a fraudulent transfer or conveyance under Section 548 of Title 11 of the United States Code or any applicable provisions of comparable state law (collectively, the "Fraudulent Transfer Laws"), in each case after giving effect to all other liabilities of such Guarantor, contingent or otherwise, that are relevant under the Fraudulent Transfer laws (specifically excluding, however, any liabilities of such Guarantor (x) in respect of intercompany indebtedness to Company or other affiliates of Company to the extent that such indebtedness would be discharged in an amount equal to the amount paid by such Guarantor hereunder and (y) under any guaranty of subordinated Indebtedness which guaranty contains a limitation as to maximum amount similar to that set forth in this Section 4.1, pursuant to which the liability of such Guarantor hereunder is included in the liabilities taken into account in determining such maximum amount) and after giving effect as assets to the value (as determined under the applicable provisions of the Fraudulent Transfer Laws) of any rights to subrogation, reimbursement or contribution of such Guarantor pursuant to (i) applicable law or (ii) any agreement providing for an equitable allocation among such Guarantor and other affiliates of Company of obligations arising under guaranties by such parties.
Section 4.2.; Guarantors under this Guaranty Agreement together desire to allocate among themselves, in a fair and equitable manner, their obligations arising under this Guaranty Agreement. Accordingly, in the event any payment or distribution is made on any date by any Guarantor under this Guaranty Agreement (a "Funding Guarantor") that exceeds its Fair Share (as defined below) as of such date, that Funding Guarantor shall be entitled to a contribution from each of the other Guarantors in the amount of such other Guarantor's Fair Share Shortfall (as defined below) as of such date, with the result that all such contributions will cause each Guarantor's Aggregate Payments (as defined below) to equal its Fair Share as of such date. "Fair Share" means, with respect to a Guarantor as of any date of determination, an amount equal to (i) the ratio of (x) the Adjusted Maximum Amount (as defined below) with respect to such Guarantor to (y) the aggregate of the Adjusted Maximum Amounts with respect to all Guarantors, multiplied by (ii) the aggregate amount paid or distributed on or before such date by all Funding Guarantors under this Guaranty Agreement in respect of the obligations guarantied. "Fair Share Shortfall" means, with respect to a Guarantor as of any date of determination, the excess, if any, of the Fair Share of such Guarantor over the Aggregate Payments of such Guarantor. "Adjusted Maximum Amount" means, with respect to a Guarantor as of any date of determination, the maximum aggregate amount of the obligations of such Guarantor under this Guaranty Agreement, determined as of such date in accordance with
Section 4.1 hereof provided that, solely for purposes of calculating the "Adjusted Maximum Amount" with respect to any Guarantor for purposes of this Section 4.2, any assets or liabilities of such Guarantor arising by virtue of any rights to subrogation or reimbursement or any rights to or obligations of contribution hereunder shall not be considered as assets or liabilities of such Guarantor. "Aggregate Payments" means, with respect to a Guarantor as of any date of determination, an amount equal to (i) the aggregate amount of all payments and distributions made on or before such date by such Guarantor in respect of this Guaranty Agreement (including, without limitation, in respect of this Section 4.2 minus (ii) the aggregate amount of all payments received on or before such date by such Guarantor from the other Guarantors as contributions under this subsection Section 4.2. The amounts payable as contributions hereunder shall be determined as of the date on which the related payment or distribution is made by the applicable Funding Guarantor. The allocation among Guarantors of their obligations as set forth in this Section 4.2 shall not be construed in any way to limit the liability of any Guarantor hereunder.

     Section 5.     Miscellaneous.
     Section 5.1. Amendment and Waiver. Any term, agreement or condition of this Guaranty Agreement may, with the consent of each Guarantor, be amended or compliance therewith may be waived (either generally or in a particular instance and either retroactively or prospectively), if the Holders holding at least 51% in aggregate principal amount of the Notes then outstanding (excluding Notes held by the Company, or any Restricted Subsidiary) shall have consented in writing to such amendment or waiver; provided that without the written consent of the Holders holding all of the Notes then outstanding, no such amendment or waiver shall be effective (i) which will affect any of the obligations with respect to payment hereunder, or (ii) which will change any of the provisions with respect to the circumstances of payment hereunder or (iii) which will amend this Section 5.1.
     Section 5.2. No Waiver. No delay or omission on the part of the Holders or any Holder, or the Indenture Trustee on its or their behalf, to exercise any right or power accruing upon any default, omission or failure of performance hereunder shall impair any such right or power or shall be construed to be a waiver thereof, but any such right and power may be exercised from time to time as often as may be deemed expedient. No waiver, amendment, release or modification of this Guaranty Agreement shall be established by conduct, custom or course of dealing, but solely by an instrument in writing as provided in
Section 5.1 hereof. No remedy conferred herein or upon or for the benefit of the Holders is intended to be exclusive of any other available remedy or remedies, but each and every such remedy shall be cumulative and shall be in addition to every other remedy given under this Guaranty Agreement or now or hereafter existing at law or in equity. In order to entitle the Holders, or the Indenture Trustee on behalf of the Holders to exercise any remedy reserved to the Holders in this Guaranty Agreement, it shall not be necessary to give any notice, other than such notice as may be herein expressly required. In the event any provision contained in this Guaranty Agreement should be breached by any Guarantor and thereafter duly waived by the Holders, such waiver shall be limited to the particular breach so waived and shall not be deemed to waive any other breach hereunder.
     Section 5.3. Usury Savings Clause. It is not the intention of the Holders or the Guarantors to obligate any Guarantor to pay interest in excess of that legally permitted to be paid by such Guarantor under applicable law. Should it be determined that any portion of the Notes guaranteed by the Guarantors under this Guaranty Agreement constitutes interest in excess of the maximum amount of interest which such Guarantor (in such capacity) may lawfully be required to pay under applicable law, the obligation of such Guarantor to pay such interest shall automatically be limited to the payment thereof at the maximum rate so permitted under applicable law.
     Section 5.4. Notices. All notices and other communications provided for hereunder shall be in writing and shall be delivered or mailed prepaid by registered or certified mail or overnight air carrier, or by facsimile communication, if to any Guarantor in care of Care Enterprises, Inc., 2742 Dow Avenue, Tustin, California 92680-7245, Attention: Chief Financial Officer, Telefacsimile number: (714) 544-4443 extension 2701, and if to the Holders at their respective addresses as set forth in the records of the Company, or to such other address as any Guarantor or a Holder shall have designated by written notice to the Holders or the Guarantors, as the case may be; provided, however, that a notice to any party by overnight air courier shall only be effective if delivered to such party at a street address designated for such purpose, and a notice to such party by facsimile communication shall only be effective if made by confirmed transmission to such party at a telephone number designated for such purpose and promptly followed by the delivery of such notice by registered or certified mail or overnight air courier, as set forth above.
     Section 5.5. Submission to Jurisdiction. Each Guarantor hereby consents to the jurisdiction of any state or Federal court located within the County of New York, State of New York, and irrevocably agrees that all actions or proceedings relating to this Agreement or the Notes may be litigated in such courts, and each Guarantor waives any objection which it may have based on improper venue or forum non conveniens to the conduct of any proceeding in any such court, and consents that all service of process may be made by certified mail or messenger directed to it at the address of the Company set forth in Section 5.4 or to its agent referred to below at such agent's address set forth below and that service so made shall be deemed to be completed upon the earlier of actual receipt or the date identified on the return receipt for the certified mailing to the Guarantor's or such agent's address, as the case may be, in accordance herewith.
Each Guarantor hereby irrevocably appoints CT Corporation System, with an office on the date hereof at 1633 Broadway, New York, New York 10019, as its agent for the purpose of accepting service of any process within the State of New York. Nothing contained in this section shall affect the right of any holder of Notes to serve legal process in any other manner permitted by law or to bring any action or proceeding in the courts of any jurisdiction against the Guarantor or to enforce a judgment obtained in the courts of any other jurisdiction.
     Section 5.6. Severability. All provisions contained in this Guaranty Agreement are severable and the invalidity or unenforceability of any provision shall in no manner affect or impair the validity, legality and enforceability of the remaining provisions contained herein.
     Section 5.7. Successors and Assigns. All agreements, covenants, representations and warranties in this Guaranty Agreement shall survive the execution and delivery of the Notes to the original Holders and all such agreements, covenants, representations and warranties shall be binding upon the respective successors and assigns of each Guarantor and shall inure to the benefit of the respective successors and assigns of the Holders (including each and every transferee and subsequent holder of any Note), whether so expressed or not.
     Section 5.8. Counterparts. This Guaranty Agreement may be executed simultaneously in several counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument.
     Section 5.9. Headings. The descriptive headings of the several sections of this Guaranty Agreement are inserted for convenience only and do not constitute a part of this Guaranty Agreement.
     Section 5.10. Governing Law. This Guaranty Agreement shall in all respects be governed by and construed in accordance with the laws of the State of New York.
     In Witness Whereof, each Guarantor has caused this Guaranty Agreement to be dated as of December 15, 1993 for convenience only but has actually executed and delivered this Guaranty Agreement on the 30 day of December, 1993.

               Americare Homecare, Inc.
               Americare Midwest, Inc.
               Americare of West Virginia, Inc.
               Beckley Health Care Corp.
               Care Enterprises West
               Care Finance, Inc.
               Care Home Health Services
               Circleville Health Care Corp.
               Dunbar Health Care Corp.
               Glenville Health Care, Inc.
               HealthCare Network
               Marion Health Care Corp.
               New Lexington Health Care Corp.
               Putnam Health Care Corp.
               Salem Health Care Corp.


                         By /s/ GARY L. MASSIMINO
                         Its Executive Vice President